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                                                                   EXHIBIT 10.56

                                 LEASE AGREEMENT

     This Lease made as of the 1st day of September 1999, between Beavercreek Enterprises, 4401 Dayton-Xenia Road, Dayton, Ohio 45432-1894 (hereinafter called the Lessor), and Engineering Development Labs, Inc (hereinafter called the Lessee).

     WITNESSETH: That the Lessor does hereby demise and let unto the Lessee the following described Premises, to wit:

     Approximately 13,332 square feet of offices, storage, and light electronic fabrication space in Lessor's Building 3 located at 4393 Dayton-Xenia Road, Dayton, Ohio 45432.

     TO HAVE AND TO HOLD the same with the appurtenances, thereunto belonging unto the said Lessee for and during the term of five (5) years beginning on the 1st day of September 1999 and ending on the 31st day of August 2004.

     BASE MONTHLY RENT: Yielding and paying therefore, payable in monthly installments due on the 1st of each month, as follows:

          12 payments of $10,938 commencing September 1999 through August 2000. 12 payments of $12,665 commencing September 2000 through August 2001. 12 payments of $14,449 commencing September 2001 through August 2002. 12 payments of $14,738 commencing September 2002 through August 2003. 12 payments of $15,032 commencing September 2003 through August 2004.

     OPTION PERIOD: The lessee at its option may continue the lease for an additional three years at an escalation of 2% per year.

     COVENANTS OF LESSEE:

         1. And said Lessee does hereby covenant and agree with said Lessor that it will:

               (a) pay said rent at the times and place in the manner aforesaid;
               (b) arrange for Lessee employees to have proper DoD security clearances in conformance with UES facility security procedures. All security activities will be coordinated through the UES Security Officer.
               (c) use and occupy said premises in a careful and proper manner;
               (d) make no alterations, changes in interior design and colors, or additions in or to said premises;
               (e) by execution of this Lease accept and agree to abide by the building and parking area rules and regulations;
               (f) throughout the term of this lease and any renewal or
                   extension thereof, at its expense, keep the interior of the demised premises and fixtures in good condition. Lessor, at its sole discretion, shall repair all damage or injury to the premises and fixtures resulting from the carelessness, omission, neglect or other cause of Lessee, its servants, employees, agents, visitors or licenses and the cost thereof shall become collectible as additional rent hereunder and shall be paid by Lessee within the 10 days after presentation of statement thereof. Lessee shall not perform acts or carry on any

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                   practices which may injure the building or the premises, or be a nuisance or menace to other tenants in the building in which the demised premises are a part;
               (g) be responsible to comply with all EPA regulations regarding the storage and disposal of hazardous materials and chemicals and remove all such material at end of lease;
               (h) promptly surrender the demised premises at the end of the term provided for above.

     COVENANTS OF LESSOR:

         2. And the Lessor on its part covenants and agrees with the Lessee that it will:

               (a) provide all utilities including heat, light, and electrical power for use by the Lessee (telephone equipment and service will not be provided by Lessor);
               (b) provide UES dumpster for waste removal;
               (c) maintain the demised premises in good repair and tenantable condition during the continuance of this Lease, expect in case of damage arising from the negligence of the Lessee or its agents or employees;
               (d) provide fire and hazard insurance for the leased offices (but not including any furniture, equipment, or other property of the lessee) and provide liability coverage for the leased office space and premises, the lessee employees and invited guests against injury or loss caused by hazard or lessor neglect arising out of occupancy of the leased facility;
               (e) provide use of rest rooms, vending machines, electrical room for generator, limited use of janitor's room.
               (f) provide one unassigned parking space in the rear of Building
                   3 for each 200 square feet of leased space and Lessee visitor parking as available;

     MUTUAL COVENANTS:

         3. It is mutually agreed by and between the Lessor and the Lessee that:

               (a) if Lessee shall pay the rent as herein provided, and shall keep, observe and perform all of the other covenants of this Lease by it to be kept, performed and observed, the Lessee shall and may, peaceably and quietly, have, hold and enjoy the said premises for the term aforesaid;
               (b) upon notice at least sixty (60) days prior to the termination of the lease, Lessee may elect to extend the lease for an additional two (2) years under the same terms and conditions except the monthly payments will be increased by two percent (2.0%) each year.
               (c) upon seven (7) day written notice, the Lessor will provide janitorial services for the leased space for an increase in the monthly rent payments of fifty (50) cents per square foot of rented space.
               (d) any notice, demand, request, or other instrument which may be or are required to be given under this Lease shall be delivered in Person or sent by United States Certified Mail, postage prepaid, and shall be addressed (1) if to the Lessor, at the address first herein above given or at such other address as the Lessor may designate by written notice, and
                   (2) if to the Lessee, attention:

                               Engineering Development Labs, Inc.
                               ATTN:  Bryce W. Skinn
                               4391 Dayton-Xenia Road
                               Dayton, Ohio 45432


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                   or  any such other address as the Lessee shall designate by written notice;
               (g) this lease supersedes any previous lease between the two parties and all obligations of either party under any previous lease are hereby canceled.


LESSOR:                                     LESSEE:

Beavercreek Enterprises                     Engineering Development Labs, Inc.


/s/ Krishan K. Joshi                        /s/ Bryce W. Skinn
-----------------------                     -------------------------------
Krishan K. Joshi                            Bryce W. Skinn
General Partner                             Executive Vice President


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